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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     PHC/PSYCHIATRIC HEALTHCARE CORPORATION

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                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware
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                  PHC/Psychiatric Healthcare Corporation, a Delaware corporation
(hereinafter called the "Corporation"), does hereby certify as follows:

                  1. The name of the Corporation is PHC/Psychiatric Healthcare Corporation.

                  2. The Corporation was originally incorporated under the name of CHC-PHC, Inc. The Corporation changed its name to PHC/Psychiatric Healthcare Corporation on August 7, 1996. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was September 30, 1994.

                  3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and adopted by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.
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                  4. Upon the filing with the Secretary of State of the State of
Delaware this Amended and Restated Certificate of Incorporation, the Corporation's Certificate of Incorporation, is hereby amended, restated and integrated to read in its entirety as follows:

                  FIRST: The name of the Corporation is IASIS Healthcare Corporation (hereinafter, the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is five million (5,000,000) shares of Common Stock, each having a par value of one penny ($.01), and five hundred and fifty thousand (550,000) shares of Preferred Stock, each having a par value of one penny ($.01).

                  The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or

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upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                  FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

                  2. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  3. The number of directors of the Corporation shall be not less than three (3) nor more than eighteen (18) members, the exact number of which shall be fixed from time to time by the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.

                  4. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  5. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the

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         GCL, this Amended and Restated Certificate of Incorporation of the
         Corporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  6. The Corporation elects not to be governed by Section 203 of the GCL.

                  SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the GCL, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                  The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certifi-


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cate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

                  Any repeal or modification of this Article SEVENTH by the stock holders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Article SEVENTH with respect to any acts or omissions occurring prior to such repeal or modification.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, PHC/Psychiatric Healthcare Corporation has
caused this Amended and Restated Certificate of Incorporation to be duly executed this 8th day of October, 1999.

                             PHC/PSYCHIATRIC HEALTHCARE CORPORATION



                             By: /s/ Frank Coyle
                                ---------------------------------
                                   Name:   Frank Coyle
                                   Title:  Assistant Secretary